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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):            September 27, 2005

                               AROTECH CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                      0-23336                  95-4302784
(State or other jurisdiction          (Commission               (IRS Employer
     of incorporation)               File Number)            Identification No.)

              354 Industry Drive, Auburn, Alabama                       36830
           (Address of Principal Executive Offices)                  (Zip Code)


       Registrant's telephone number, including area code: (334) 502-9001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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

Item 1.01    Entry into a Material Definitive Agreement.

      Pursuant to the terms of a Securities Purchase Agreement dated September 29, 2005 (the "Purchase Agreement") by and between Arotech Corporation and five institutional investors (the "Investors"), we issued and sold to the Investors
(i) an aggregate of $17.5 million principal amount of senior secured notes (the "Notes"), and (ii) one year warrants ("Warrants"), which are not exercisable for the six month period following closing, to purchase up to 5,250,000 shares of common stock (30% warrant coverage) at an exercise price of $1.10 per share.

      The Notes are convertible at the Investors' option at a fixed conversion price of $1.00, a 26% premium to the closing price of the common stock on September 28, 2005. The Notes have a final maturity date of March 31, 2008 and bear interest at a rate equal to six month LIBOR plus 6% per annum, subject to a floor of 10% and a cap of 12.5%. We will repay the principal amount of the notes over the next two and one-half years, with the principal amount being amortized in twelve payments payable at our option in cash and/or stock, provided certain conditions are met. In the event we elect to make such payments in stock, the price used to determine the number of shares to be issued will be calculated using an 8% discount to the average trading price of our common stock during 17 of the 20 consecutive trading days ending two days before the payment date; we will, as required under Nasdaq rules, solicit the approval of our stockholders to such stock payments at a special meeting of its stockholders to be held before the end of 2005. We also committed ourselves to certain affirmative and negative covenants customary in agreements of this kind.

      We used $2.6 million of the proceeds to purchase a letter of credit securing our obligation for future interest payments on the notes, and we used approximately $5.4 million of the net proceeds of the financing to complete the outstanding earnout payment for the acquisition of our FAAC subsidiary such that the former FAAC shareholders will not sell more shares of Arotech stock issued to them as payment for the earnout. As a result, these shares will be withdrawn from our float and canceled, and the registration statement in respect of such shares filed with the SEC will be withdrawn. The balance of the proceeds after expenses (including a 5% placement fee) will be used to restore cash used during the year, part of which was invested in our Armour of America, AoA subsidiary, and to increase working capital.

      Under the terms of the Purchase  Agreement,  we have granted the Investors
(i) a second position security interest in the stock of MDT Armor Corporation, IES Interactive Training, Inc. and M.D.T. Protective Industries, Ltd. (junior to the security interest of the holders of our 8% secured convertible debentures due September 30, 2006) and in the assets of FAAC Incorporated (junior to the security interest of a bank that extends to FAAC Corporation a $5 million line of credit) and in any stock that we acquire in future Acquisitions (as defined in the Purchase Agreement) and (ii) a first position security interest in the assets of all of our other active United States subsidiaries, all pursuant to the terms of separate security agreements filed herewith. Our active United States subsidiaries are also acting as guarantors of our obligations under the Notes.

      We are required to register the shares of common stock underlying the Notes and the Warrants with the Securities and Exchange Commission in a registration statement on Form S-3 filed no later than October 28, 2005, with such registration to be declared effective by the Securities and Exchange Commission no later than December 27, 2005 (or, under certain circumstances, January 26, 2006).

      The foregoing description of the Purchase Agreement and the other instruments and agreements attached as exhibits thereto and certain other agreements executed in connection therewith is qualified in its entirety by reference to the agreements and instruments themselves. Copies of the Purchase Agreement (including the forms of instruments and agreements attached as exhibits thereto) and certain other agreements executed in connection therewith are attached to this report as Exhibits 4.1 through 4.7 hereto, and are incorporated herein by reference.

      On September 30, 2005, we publicly disseminated a press release (the "Release") in connection with the sale of the Notes and related transactions. A copy of the Release is attached as Exhibit 99.1 hereto.

      In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, we note that certain statements set forth in this Current Report on Form 8-K may constitute forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, such as our ability to achieve or maintain net profitability. Forward-looking statements reflect management's current knowledge, assumptions, judgment and expectations regarding future performance or events. Although our management believes that the expectations reflected in such statements are reasonable, readers are cautioned not to place undue reliance on these forward-looking statements, as they are subject to various risks and uncertainties that may cause actual results to vary materially. These risks and uncertainties include, but are not limited to, risks relating to: product and technology development; the uncertainty of the market for our products; changing economic conditions; delay, cancellation or non-renewal, in whole or in part, of contracts or of purchase orders; our ability to remain listed on the Nasdaq Stock Market in accordance with the Nasdaq's $1.00 minimum bid price and other continued listing standards; dilution resulting from issuances of our common stock upon conversion or payment of our outstanding convertible debt, which would be increasingly dilutive if and to the extent that the market price of our stock decreases; and other risk factors detailed in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as amended, and other filings with the Securities and Exchange Commission. Readers should consider all of these risk factors as well as other information contained in this report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

      See description of transaction under Item 1.01.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

      On September 27, 2005, we received notice from The Nasdaq Stock Market, Inc. ("Nasdaq") that the minimum bid price of our common stock had fallen below $1.00 for 30 consecutive business days and that we were therefore not in compliance with Nasdaq Marketplace Rule 4450(a)(5).

      In accordance with Section 4450(e)(2) of the Nasdaq Marketplace Rules, we have until March 27, 2006 (180 calendar days from September 27, 2005) to regain compliance. No assurance can be given that we will regain compliance during that period.

      We can regain compliance with the minimum bid price rule if the bid price of our common stock closes at $1.00 or higher for a minimum of 10 consecutive business days during the initial 180-day period, although Nasdaq may, in its discretion, require us to maintain a bid price of at least $1.00 per share for a period in excess of ten consecutive business days (but generally no more than 20 consecutive business days) before determining that we have demonstrated the ability to maintain long-term compliance. If compliance is not achieved by March 27, 2006, we will be eligible for another 180-day compliance period (until September 23, 2006) if we meet the Nasdaq SmallCap Market initial listing criteria as set forth in Nasdaq Marketplace Rule 4310(c), other than the minimum bid price requirement. No assurance can be given that we will regain compliance during the initial 180-day compliance period or that we will be eligible for the additional 180-day compliance period or, if applicable, that we will regain compliance during any additional compliance period. If we are not eligible for an additional compliance period, or do not regain compliance during any additional compliance period, Nasdaq will provide written notice to us that our securities will be delisted. At such time, we would be able to appeal the delisting determination to a Nasdaq Listing Qualifications Panel.

Item 3.02    Unregistered Sales of Equity Securities.

      See description of transaction under Item 1.01.

Item 9.01    Financial Statements and Exhibits.

      As described above, the following Exhibits are furnished as part of this Current Report on Form 8-K:

  Exhibit
  Number                   Description
  ------                   -----------

   4.1.....Securities  Purchase  Agreement  dated September 29, 2005 between the
              Company and the Investors
   4.2.....Form of Note due March 31, 2008
   4.3.....Form of Warrant
   4.4.....Form of Guaranty
   4.5.....Form of Security Agreement
   4.6.....Form of Intellectual Property Security Agreement
   4.7.....Registration  Rights  Agreement  dated September 29, 2003 between the Company and the Investors
  99.1.....Press release dated September 30, 2005


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       AROTECH CORPORATION
                                            (Registrant)

                                       By:         /s/ Robert S. Ehrlich
                                           -------------------------------------
                                           Name:  Robert S. Ehrlich
                                           Title: Chairman, President and CEO


Dated: September 30, 2005

                                  EXHIBIT INDEX

      The following exhibits are filed with the Current Report on Form 8-K.

  Exhibit
  Number                   Description
  ------                   -----------
   4.1.....Securities Purchase Agreement dated September 29, 2005 between the Company and the Investors
   4.2.....Form of Note due March 31, 2008
   4.3.....Form of Warrant
   4.4.....Form of Guaranty
   4.5.....Form of Security Agreement
   4.6.....Form of Intellectual Property Security Agreement
   4.7.....Registration Rights Agreement dated September 29, 2003 between the Company and the Investors
  99.1.....Press release dated September 30, 2005